                                                                 EXHIBIT 10.2.19



                        SETTLEMENT AGREEMENT AND RELEASE


This Settlement Agreement and Release (hereinafter referred to as the "Agreement") is made and entered into this 7th day of December, 1995 by and between CHARMING SHOPPES, INC. (hereinafter Charming Shoppes, Inc and its subsidiaries are referred to collectively as the "Company") and Ivan M. Szeftel (hereinafter referred to as the "Employee").

                                   WITNESSETH:

WHEREAS, the Company and the Employee have decided to terminate the employment relationship between the Employee and the Company effective as of February 9, 1996 and the Company has informed Employee that it will remove Employee from the position of Executive Vice President - Finance and Chief Financial Officer as of December 22, 1995; and

WHEREAS, the parties hereto are desirous of amicably resolving and settling any and all disputes, differences and allegations arising either out of the aforementioned decisions and/or out of the Employee's employment with, or termination of employment from, the Company and/or claims regarding the Company's actions and/or inactions toward the Employee with respect to said employment or termination;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the sufficiency of which mutual consideration is hereby acknowledged and which is expressly acknowledged to be in addition to anything of value which Employee is already entitled to receive, the Company and the Employee agree as follows:

1. Neither this settlement nor this Agreement shall constitute or be construed as an adjudication of liability by the Company or by the Employee on the merits of any claims, allegations, or disputes by the Employee or any disputes between the Company and the Employee, all liability and wrongdoing being expressly denied by the Company and by the Employee.

2. Neither this settlement nor this Agreement shall in any way be construed as an admission by the Company or by the Employee of any liability whatsoever, nor as an admission by the Employee of any wrongdoing, nor an admission by the Company of any acts of wrongdoing and/or discrimination against the Employee on the part of either the Company or the officers, directors, employees, attorneys, or agents of the Company, such being expressly denied.
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SZEFTEL (12/04/95), PAGE 2


3. The Employee represents that he has not filed any Complaints or Charges of discrimination, breach of contract or unjust termination against the Company with any local, state, or federal agency or Court, that he will not do so at any time hereafter, and that if any agency or Court assumes jurisdiction of any Complaint or Charge on behalf of the Employee, he will formally petition such agency or Court to withdraw from the matter, if he initiated such action.

4. As a material inducement to the Company to enter into this Agreement, the Employee, on behalf of himself and his heirs, legatees, representatives, transferees and assigns, does hereby release, remise and forever discharge the Company and all of its affiliated and subsidiary companies, and any of its, or their, past, current or future directors, officers, agents, employees, representatives, successors and assigns in their personal and professional capacities of and (i) from any and all claims, counts, charges, actions, causes of action, suits, debts, contracts or petitions alleging a violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, or of any violation of any federal, state or municipal law creating a cause of action in an employee, or former employee, or his representative, against his employer, or former employer and (ii) from all claims, counts, charges, actions, causes of action, suits, debts, contracts or petitions, controversies, grievances, claims and demands, whatsoever, arising out of, or related to Employee's employment with, or termination of employment from, the Company. Expressly excluded from this release, however, are the following: (i) all obligations required of the Company, and/or its officers, directors, employees, agents, and/or representatives, which are expressly referred to or created by this Agreement; (ii) Employee's right to receive accrued benefits under any employee benefit plan maintained by the Company; and (iii) Employee's rights to be indemnified, defended, and held harmless under any indemnification provision applicable generally to past or present directors and officers of the Company. This release and discharge of the Company is made in exchange for consideration listed below and in addition to anything of value for which Employee is already entitled to receive.

5. The Company shall continue to (and is hereby obligated to) indemnify Employee in each and every situation where the Company is obligated or permitted to make such indemnification pursuant to the relevant portions of the Company's Articles of Incorporation and By-Laws regarding conduct engaged in by Employee in his capacity as an Officer of the Company.

6. In consideration of the promises and obligations contained herein, the parties agree as follows:
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SZEFTEL (12/04/95), PAGE 3


         A. Continuation as Employee and Removal as Officer: From the date hereof until the close of business on Friday, February 9, 1996, Employee will continue as an employee of the Company under the terms and conditions now in effect. Employee's employment will not be terminated during this period. As of the close of business December 22, 1995, Employee will be removed from the position of Executive Vice President - Finance and Chief Financial Officer. After the close of business December 22, 1995 Employee shall not be required to engage in professional activities on behalf of the Company in the Company's offices or elsewhere, except that during the time period between the close of business December 22, 1995 and close of business February 9, 1996 Employee shall make himself available at reasonable times for telephone conferences to address transition and emergency matters.

         B. Severance/Salary Continuation: The Company will pay the Employee, as severance, the sum of eighty-one thousand two hundred fifty dollars ($81,250.00), minus legal and authorized withholdings, in thirteen (13) equal weekly installments of six thousand two hundred fifty dollars ($6,250.00), minus required tax and sufficient withholdings to pay the employee contribution for medical benefits as set forth in paragraph E of this paragraph 6, such payments to commence on February 16, 1996 and continuing through May 10, 1996.

         C. Vacation: The Company will pay the Employee the amount represented by unused, accrued vacation for 1995, said amount to be paid in one installment prior to January 31, 1996, minus legal and authorized withholdings.

         D. Damages: The Company will pay the Employee the sum of two hundred ninety-seven thousand seven hundred fifty dollars ($297,750.00) as settlement of disputed claims of pain and suffering, mental anguish and distress, humiliation, injury to reputation, counsel fees and costs; therefore, there shall be no withholding or deductions for state or federal taxes, FICA or any other deduction from this amount. Such payment shall be excluded from gross income pursuant to applicable IRS regulations and accordingly, shall not create or file any IRS form W-2, 1099 or other similar reporting form with any agency. The parties agree that any tax liability or penalties with respect to said, should it later be determined that said amount is taxable, shall be paid wholly and exclusively by Employee; and

                  Said sum shall be paid based on the following schedule:

                  1. no later than December 14, 1995 - twenty thousand dollars ($20,000.00) payable to Raynes, McCarty, Binder, Ross & Mundy

                  2. between May 13 and May 17, 1996 - one hundred thousand dollars ($100,000.00)
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SZEFTEL (12/04/95), PAGE 4


                  3. between August 5 and August 9, 1996 - ninety thousand two hundred fifty dollars ($90,250.00)

                  4. between November 4 and November 8, 1996 - eighty-seven thousand five hundred dollars ($87,500.00)

         E. Benefits: The Company shall continue to provide to the Employee and his eligible dependents only those applicable benefits under the Company's health care insurance programs through February 14, 1997 as if he had continued to be employed by the Company through that time, including medical insurance, dental insurance, vision insurance and prescription insurance. Effective as of the close of business on February 9, 1996 all other benefits will be terminated with respect to the Employee except for Employee's Split Dollar Life Insurance coverage pursuant to Manufacturer's Life Insurance Company (policy nos. 3778284-4 and 4023004-7), hereafter "Split Dollar Insurance", which shall continue in effect so as to provide the coverage provided for in the aforementioned policies so long as the Company continues to maintain or provide similar types of coverage for any other persons who are, or become employed by the Company at the level of Executive Vice President or below or who immediately prior to the end of their employment by the Company were employed at the level of Executive Vice President or below. If the Company should at any time elect to terminate the Split Dollar Insurance for Employee and all other persons referred to in the preceding sentence, then the Company shall notify Employee in advance and Employee shall have the right to acquire ownership of the insurance policies listed above, subject to the terms and conditions of the policies. It is understood by both the Employee and the Company that all benefits requiring employee contributions shall be continued through February 14, 1997 in accordance with the terms of applicable plans, provided further that Employee hereby authorizes employee contributions to be withheld from the severance set forth in subsection B above and from the damages set forth in subsections D.2. through D.4. above in sufficient amounts to maintain benefit coverage through February 14, 1997 in accordance with the plan provisions; and Effective February 15, 1997 all such employee benefits, except Split Dollar Insurance, shall be discontinued in accordance with the terms of said plans. However, Employee may be entitled to continue medical/dental insurance coverage pursuant to the terms of said plans and as specifically required under the provisions of C.O.B.R.A. Employee understands that he should contact the Company's Benefits Department if additional information is desired regarding continuation of the medical/dental plan as required under the provisions of C.O.B.R.A. Appropriate C.O.B.R.A. notifications shall be sent to the Employee at a future date; and

SZEFTEL (12/04/95), PAGE 5


         F. Car Allowance: The Company shall continue to provide insurance coverage at the level currently in effect on Employee's automobile from March 1, 1996 through February 28, 1997. Should Employee decide to substitute a vehicle that is comparable, under the Company's practice with respect to the automobiles of executives, he may make a request to do so to Anthony A. DeSabato. Provided that the substituting vehicle is comparable to the previous vehicle, the Company will allow for that substitution; and

         G. Stock Options: The Company and Employee hereby acknowledge that Employee was granted options to purchase (i) 75,000 shares of the Company's common stock at the exercise price of $5.8125 per share under the Company's 1986 Employees' Stock Option Plan and pursuant to an Employee Stock Option Agreement dated January 25, 1988 between the Company and Employee (Grant No. 100216); (ii) 40,000 shares of the Company's common stock at the exercise price of $.50 per share under the Company's 1988 Key Employee Stock Option Plan and pursuant to a Key Employee Stock Option Agreement dated February 27, 1989 between the Company and Employee (Grant No. 900498); (iii) 25,000 shares of the Company's common stock at the exercise price of $4.50 per share under the Company' 1990 Employees' Stock Incentive Plan and pursuant to an Employee Stock Option Agreement dated March 29, 1990 between the Company and Employee (Grant No. 200074); (iv) 350,000 shares of the Company's common stock at the exercise price of $4.50 per share under the Company' 1990 Employees' Stock Incentive Plan and pursuant to an Employee Stock Option Agreement dated March 29, 1990 between the Company and Employee (Grant No. 200087);
                  (v) 60,000 shares of the Company's common stock at the exercise price of $6.1875 per share under the Company's 1990 Employees' Stock Incentive Plan and pursuant to an Employee Stock Option Agreement dated February 4, 1991 between the Company and Employee (Grant No. 200189); (vi) 30,000 shares of the Company's common stock at the exercise price of $.50 per share under the 1988 Key Employee Stock Option Plan and pursuant to a Key Employee Stock Option Agreement dated February 4, 1991 between the Company and Employee (Grant No. 900807); (vii) 70,000 shares of the Company's common stock at the exercise price of $.50 per share under the Company's 1988 Key Employee Stock Option Plan and pursuant to a Key Employee Stock Option Agreement dated December 5, 1991 between the Company and Employee (Grant No. 900840); (viii) 50,000 shares of the Company's common stock at the exercise price of $13.50 per share under the 1990 Employees' Stock Incentive Plan and pursuant to an Employee Stock Option Agreement dated February 3, 1992 between the Company and Employee (Grant No. 200244);
                  (ix) 54,000 shares of the Company's common stock at the exercise price of $15.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated April 7, 1993 between the Company and Employee (Grant No. 300102); (x) 50,700 shares of the Company's common stock at the exercise price of $15.125 per share under the Company's 1993

SZEFTEL (12/04/95), PAGE 6


                  Employees' Stock Incentive Plan and pursuant to a Performance-Accelerated Stock Option Agreement dated April 7, 1993 between the Company and Employee (Grant No. (P30005);
                  (xi) 80,000 shares of the Company's common stock at the exercise price of $11.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated February 1, 1994 between the Company and Employee (Grant No. 300224); (xii) 77,500 shares of the Company's common stock at the exercise price of $11.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Performance-Accelerated Stock Option Agreement dated February 1, 1994 between the Company and Employee (Grant No. P30013); (xiii) 85,000 shares of the Company's common stock at the exercise price of $6.00 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated February 6, 1995 between the Company and Employee (Grant No. 300508);
                  (xiv) 80,000 shares of the Company's common stock at the exercise price of $6.00 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Performance-Accelerated Stock Option Agreement dated February 6, 1995 between the Company and Employee (Grant No. P30022); Pursuant to said plans and agreements [set forth above as items (i) through (xiv)] the Employee has options to purchase stock which, by reason of the involuntary termination of employment under paragraph 7.A. as of February 9, 1996, will be exercisable, including application of the Option Formula, as follows:

                  (a)    Grant No. 100216 - - 60,000 shares at $5.8125 per share
                  (b)    Grant No. 900498 - - 26,668 shares at $.50 per share
                  (c)    Grant No. 200074 - - 18,750 shares at $4.50 per share
                  (d)    Grant No. 200087 - - 310,000 shares at $4.50 per share
                  (e)    Grant No. 200189 - - 60,000 shares at $6.1875 per share
                  (f)    Grant No. 900807 - - 30,000 shares at $.50 per share
                  (g)    Grant No. 900840 - - 70,000 shares at $.50 per share
                  (h)    Grant No. 200244 - - 50,000 shares at $13.50 per share
                  (i)    Grant No. 300102 - - 32,400 shares at $15.125 per share
                  (j)    Grant No. 300224 - - 48,000 shares at $11.125 per share
                  (k)    Grant No. 300508 - - 34,000 shares at $6.00 per share

                  Under the terms of the respective stock plans and the stock option agreements, if Employee fails to exercise those options which will be exercisable as of February 9,

SZEFTEL (12/04/95), PAGE 7


                  1996, set forth above as items (a) through (k), within 90 days of Employee's termination on February 9, 1996, said options shall lapse. The Company agrees to extend the exercise date of the options which will be exercisable as of February 9, 1996 set forth above as item (a) until January 25, 1998 provided Employee timely executes an amendment to the stock option agreement to effectuate said extension. The Company agrees to extend the exercise date of the options which will be exercisable as of February 9, 1996 set forth above as items
                  (b) through (k) until February 13, 1998, provided Employee timely executes amendments to the stock option agreements to effectuate said extension.

                  Pursuant to said plans and agreements [set forth above as items (i) through (xiv)] the Employee has options to purchase stock which are scheduled to become exercisable as follows, provided Employee continued to be employed by the Company on the exercise date:

                  (1)    Grant No. 300102 -- 10,800 shares at $15.1250 per
                         share on April 4, 1997
                  (2)    Grant No. 300102 -- 10,800 shares at $15.1250 per
                         share on April 4, 1998
                  (3)    Grant No. P30005 -- 10,140 shares at $15.1250 per
                         share on April 7, 1998
                  (4)    Grant No. P30005 -- 10,140 shares at $15.1250 per
                         share on April 7, 1999
                  (5)    Grant No. P30005 -- 10,140 shares at $15.1250 per
                         share on April 7, 2000
                  (6)    Grant No. P30005 -- 10,140 shares at $15.1250 per
                         share on April 7, 2001
                  (7)    Grant No. P30005 -- 10,140 shares at $15.1250 per
                         share on April 7, 2002
                  (8)    Grant No. 300224 -- 16,000 shares at $11.125 per share
                         on February 1, 1998
                  (9)    Grant No. 300224 -- 16,000 shares at $11.125 per share
                         on February 1, 1999
                  (10)   Grant No. P30013 -- 15,500 shares at $11.125 per share
                         on Feb. 1, 1999
                  (11)   Grant No. P30013 -- 15,500 shares at $11.125 per share
                         on Feb. 1, 2000
                  (12)   Grant No. P30013 -- 15,500 shares at $11.125 per share
                         on Feb. 1, 2001
                  (13)   Grant No. P30013 -- 15,500 shares at $11.125 per share
                         on Feb. 1, 2002
                  (14)   Grant No. P30013 -- 15,500 shares at $11.125 per share
                         on Feb. 1, 2003
                  (15)   Grant No. 300508 -- 17,000 shares at $6.00 per share
                         on February 6, 1998
                  (16)   Grant No. 300508 -- 17,000 shares at $6.00 per share
                         on February 6, 1999
                  (17)   Grant No. 300508 -- 17,000 shares at $6.00 per share
                         on February 6, 2000
                  (18) Grant No. P30022 -- 16,000 shares at $6.00 per share on February 6, 2000
                  (19) Grant No. P30022 -- 16,000 shares at $6.00 per share on February 6, 2001
                  (20) Grant No. P30022 -- 16,000 shares at $6.00 per share on February 6, 2002
                  (21) Grant No. P30022 -- 16,000 shares at $6.00 per share on February 6, 2003
                  (22) Grant No. P30022 -- 16,000 shares at $6.00 per share on February 6, 2004

                  The options listed in items (1) through (22) will be forfeited and not exercisable by Employee.

         H. Expenses: The Company further agrees to provide the Employee with reimbursement of those expenses that Employee has actually incurred in performing his duties as an employee of the Company through the close of business on February 9, 1996 which

SZEFTEL (12/04/95), PAGE 8


                  have not previously been reimbursed provided that Employee submits a final expense report to Anthony A. DeSabato on a date no later than March 1, 1996.

         I. Associate Discount: Employee shall retain the right to utilize the Company's associate discount on purchases at Company stores through February 14, 1997.

7. The Employee, upon execution of this Agreement, and for and in consideration of the promises and obligations contained herein, agrees as follows:

         A. The Employee hereby acknowledges his removal as an officer upon the effective date of this Agreement and his termination effective close of business February 9, 1996 as an employee of the Company and Employee expressly and specifically waives any claim for, and agrees not to seek employment, reemployment, or reinstatement with the Company and Employee expressly and specifically waives and agrees not to seek any costs or attorney's fees from the Company in connection with his termination of employment other than the amount set forth above in paragraph 6.D.1.; and

         B. The Employee agrees that, on or before the close of business on December 22, 1995, he will return to the Company all company property in his possession other than minor or incidental items; and

         C. The Employee agrees that, on or before the close of business on December 22, 1995, he will return to the Company any and all Company credit cards in his possession; and

         D. The Employee further agrees not to use or cause to be used for the Employee's personal benefit, or disclose, communicate or divulge, or use for direct or indirect benefit of any person, firm, association or company other than the Company, any material or article of information including without limitation data processing reports, customer sales or sourcing analyses, invoices, price lists or information, samples, or any other materials or date of any kind furnished to Employee by the Company or developed by Employee on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Employee's employment with the Company, or any information regarding the business methods, policies, procedures, strategies or techniques, research or development projects or results, trade secrets, confidential or proprietary information, or other knowledge or processes of or developed by the Company or any names and addresses or compensation of employees, customers or suppliers or any data on or relating to past, present or prospective customers or suppliers or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to Employee or

SZEFTEL (12/04/95), PAGE 9


                  learned or acquired by Employee while in the employ of the Company, without the prior written consent of the Chairman of the Board of Directors of the Company; and

         E. The Employee further agrees that from the effective date hereof through the close of business February 15, 1998, he will not, within 60 days after the severance of their employment by the Company, contact or cause to be contacted, directly or indirectly, any individual employed by the Company as of February 6, 1996, regarding their employment, offer, solicit, or cause to be offered or solicited for employment or to solicit or induce him or them to cease to be employed by the Company without prior written consent of the Executive Vice President of Human Resources; and

         F. The Employee further agrees that from the effective date hereof through the close of business February 14, 1997, he will not, directly or indirectly, solicit, induce or encourage any customer, consultant, independent contractor or supplier of the Company to cease to do business with the Company; or directly engage in employment either as an employee or as a full time or substantially full time independent contractor in any business in competition with the Company; provided, however, that nothing herein prohibits Employee from engaging in activities as a consultant for any such business under the auspices of a bona fide consulting arrangement. For purposes of this provision only women's apparel specialty chains selling similar merchandise at similar prices shall be deemed to be in competition with the company.

         G. Employee acknowledges that any rights he has to purchase stock pursuant to any stock option agreement with the Company are hereby terminated and shall no longer be of any force or effect as of the date hereof, except with respect to those options set forth in paragraph 6.G. above which are exercisable as of February 9, 1996 by Employee. Employee agrees to execute all documents necessary to effectuate the provisions of this paragraph 7.G.and paragraph 6.G. above; and

         H. Employee further agrees and covenants that neither he nor any person, organization or any other entity acting on his behalf will file, charge, claim, sue, participate in, join or cause or permit to be filed, charged or claimed any action for damages or other relief (including injunctive, declaratory, monetary or other) against Releasees, with respect to any matter arising from or related to his employment with or termination of that employment and/or any action or claim which is subject of the General Release set forth in the foregoing paragraph of this Agreement; and

         I. Employee further agrees not to disclose the terms or conditions hereof to any person, other than to members of his immediate family, to his accountant, and to his attorney and to them only with instructions that they are not to disclose the terms or conditions of this hereof to any other person; and

SZEFTEL (12/04/95), PAGE 10


         J. Employee further agrees to be responsible for the reporting and the payment of all income taxes as my later be determined payable with respect to the amounts set forth in paragraph 6.D. hereof. The Employee also agrees to indemnify the Company and hold it harmless from and against any damages, penalties, and expenses relating to any actions or claims brought by any federal, state or local tax authority for monies paid pursuant to paragraph 6.D. of this Agreement, provided, however, the Employee shall have the right to contest at his sole expense, any such actions or claims. However, this paragraph, in addition to other remedies available, shall be void should the Company violate paragraph 6.D. of this Agreement by issuing a W-2 or 1099 to the Employee for the monies described in paragraph 6.D.

8. The parties hereto agree and acknowledge that this Agreement shall not be interpreted to render either party to be a prevailing party for any purpose, including but not limited to, an award of attorney's fees under any statute or otherwise.

9. The parties hereto agree that, should the Employee become deceased prior to the satisfaction of all obligations to him, and of him, under this Agreement, the remaining obligations due to and of Employee shall inure to his spouse, or if he is not survived by his spouse, then to his estate.

10. The parties agree that any claim of a breach of any paragraph of this Agreement must be brought before a Court of competent jurisdiction.

11. The parties hereto acknowledge that this Agreement constitutes the entire Agreement between the parties, and that it fully supersedes any and all prior agreements or understandings pertaining to Employee's employment with, and termination of employment from, the Company, and that the consideration set forth in paragraphs five and six above constitutes the entire consideration, financial or otherwise, to be made by the Company to the Employee including salary, severance, bonus, vacation, benefits, costs, stock grants or grants of stock options, or any other payments, other than distribution of any funds in Employee's 401(k) and Profit Sharing Plan.

12. The parties acknowledge that they have not been induced to enter into this Agreement as to any representations or statements, oral or written, not expressly contained herein, nor expressly incorporated by reference. The parties further agree that they have freely and voluntarily entered into this Agreement.

SZEFTEL (12/04/95), PAGE 11


13. No waiver, alterations, or modifications of any of the provisions of this Agreement shall be binding unless made in writing and signed by both the Employee and a duly authorized representative of the Company.

14. If any non-economic provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

15. Notwithstanding any language herein to the contrary, the release and discharge of rights and claims arising under the Age Discrimination in Employment Act of 1967 does not include any waiver of rights or claims that may arise after the date this Agreement is executed.

16. Both the Employee and the Company agree that the Employee has been advised in writing to consult with an attorney prior to executing this Agreement and the Employee acknowledges that he has done so to the extent that he deems to be appropriate.

17.      The Employee acknowledges that he has been given a period of twenty-one
         (21) days within which to consider whether he wishes to enter into this Agreement before signing it and that should the Company not receive this Settlement Agreement and Release executed by Employee by December 16, 1995 this Settlement Agreement and Release shall be null and void, except that the termination of Employee's employment by the Company and his removal as an officer and Chief Financial Officer will nevertheless be effective no later than February 9, 1996.

18. Within seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by providing written notice to the Company, and until revocation period has expired, this Agreement shall not become effective or enforceable. Any written notice required under this Agreement shall be effective if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:         Charming Shoppes, Inc.
                                    3750 State Road
                                    Bensalem, PA 19020
                                    Attn:  Anthony A. DeSabato
                                    Executive Vice President

         If to the Employee:        Ivan M. Szeftel
                                    1318 Flat Rock Road
                                    Penn Valley, PA 19072

SZEFTEL (12/04/95), PAGE 12


         Either party may change the address to which notice is required to be given under this Agreement by giving notice thereof in the manner required hereinabove.

19. In the event that Employee revokes this Agreement in the manner provided herein, Employee will immediately return to the Company all consideration which may have been paid pursuant to this Agreement prior to the date of its revocation.

20. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

21. The Company represents to the Employee that the person executing this Agreement on behalf of the Company has the authority to do so and that the terms hereof have been approved by the Stock Option Committee and Compensation Committee of the Board of Directors of the Company.

SZEFTEL (12/04/95), PAGE 13


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written beneath their respective signatures.

FOR THE COMPANY:                            FOR THE EMPLOYEE:



- ----------------------------------          ----------------------------------
Anthony A. DeSabato, Esquire                Ivan Szeftel
Executive Vice President/
Corporate Director Human Resources


/   /                                       /   /
- ------------------------                    ------------------------
Date                                        Date

TDS/rej